Exhibit 21

Subsidiaries of Cabot Corporation (as of September 30, 2018)

Subsidiary	State/Jurisdiction of Incorporation
Cabot Argentina S.A.I.C.	Argentina

Cabot Australasia Pty. Ltd.	Australia

Cabot Australasia Investments Pty. Ltd.	Australia

Cabot Plastics Belgium S.A.	Belgium

Cabot Performance Materials Belgium S.P.R.L.	Belgium

N.V. Norit Belgium	Belgium

Cabot (Bermuda) Ltd.	Bermuda

Cabot Brasil Industria e Comércio Ltda.	Brazil

Tantalum Mining Corporation of Canada Limited	Manitoba, Canada

Coltan Mines Limited	Manitoba, Canada

Cabot Finance N.B. LP	New Brunswick, Canada

Cabot Canada Ltd.	Ontario, Canada

Cabot Norit Canada Inc.	New Brunswick, Canada

8755329 Canada, Inc.	Quebec, Canada

Tech Blend Corp.	Quebec, Canada

Cabot Plastics Canada LP	Quebec, Canada

Cabot Plastics Hong Kong Limited	China

Shanghai Cabot Chemical Company Ltd.	China

Cabot Trading (Shanghai) Company Ltd.	China

Cabot (China) Limited	China

Cabot Bluestar Chemical (Jiangxi) Co., Ltd.	China

Cabot Chemical (Tianjin) Co., Ltd.	China

Cabot Performance Products (Tianjin) Co., Ltd.	China

Cabot Risun Chemical (Xingtai) Co., Ltd.	China

Norit China Limited	China

Cabot HengYeCheng Performance Materials (Inner-Mongolia) Company Limited	China

Cabot Performance Materials (Xuzhou) Co., Ltd. (fka NSCC Carbon (Jiangsu) Co., Ltd.)	China

Cabot Colombiana S.A.	Colombia

CS Cabot spol, s.r.o.	Czech Republic

Cabot Czech Holding Company s.r.o.	Czech Republic

Cabot France S.A.S.	France

Cabot Carbone S.A.S.	France

Cabot GmbH	Germany

Subsidiary	State/Jurisdiction of Incorporation

Cabot Holdings I GmbH	Germany

Cabot Holdings II GmbH	Germany

Cabot Aerogel GmbH	Germany

Cabot India Limited	India

P.T. Cabot Indonesia	Indonesia

Cabot Italiana S.p.A.	Italy

Cabot Performance Materials Italy S.r.l	Italy

Cabot Norit Italia S.p.A.	Italy

Aizu Holdings G.K.	Japan

Cabot Asia Kumiai	Japan

Cabot Japan K.K.	Japan

Cabot Supermetals K.K.	Japan

Cabot Norit Japan Co. Ltd.	Japan

Cabot Korea Y.H.	Korea

SIA Cabot Latvia	Latvia

Cabot Luxembourg Holdings S.a.r.l.	Luxembourg

Cabot Luxembourg Investments S.a.r.l.	Luxembourg

Cabot Luxembourg Finance S.a.r.l.	Luxembourg

Cabot Luxembourg TC S.a.r.l.	Luxembourg

Cabot NHUMO Holdings I S.a.r.l.	Luxembourg

Cabot Asia Sdn. Bhd.	Malaysia

Cabot Elastomer Composites Sdn Bhd.	Malaysia

Cabot Materials Research Sdn Bhd.	Malaysia

Cabot (Malaysia) Sdn. Bhd.	Malaysia

CMHC, Inc.	Mauritius

Cabot Specialty Fluids (Singapore) Pte. Ltd.	Singapore

Cabot Norit Singapore Pte. Ltd.	Singapore

Eco-Cabot Activated Carbon Ptd. Ltd.	Singapore

Cabot Specialty Fluids Mexico S. de R. L. de C.V.	Mexico

Cabot NHUMO Holding S.A.P.I., de C.V.	Mexico

Cabot Specialty Chemicals Mexico S.A.P.I. de C.V.	Mexico

Altamira Carbon, S.A. de C.V.	Mexico

Mexico Reinforcement Materials, S.A.P.I. de C.V.	Mexico

Cabot S.A.	Spain

Cabot International GmbH	Switzerland

Cabot Switzerland GmbH	Switzerland

Subsidiary	State/Jurisdiction of Incorporation

Cabot B.V.	Netherlands

Cabot Finance B.V.	Netherlands

Cabot Activated Carbon B.V.	Netherlands

Cabot Performance Materials Netherlands B.V.	Netherlands

Norit Holding B.V.	Netherlands

Norit International N.V.	Netherlands

Norit Real Estate B.V.	Netherlands

Norit EAPA Holding B.V.	Netherlands

Cabot Norit Nederland B.V.	Netherlands

Cabot Norit Technology B.V.	Netherlands

Cabot Turkey Performans Malzemeleri Anonim Şirketi	Turkey

Black Rose Investments Limited	British Virgin Islands

Dragón Verde Investments Limited	British Virgin Islands

AHB Investments Limited	British Virgin Islands

HDF Investments Limited	British Virgin Islands

Ramaai Holdings Limited	British Virgin Islands

Cabot Performance Products FZE	Dubai, United Arab Emirates

Botsel Limited	United Kingdom (England)

Cabot Carbon Limited	United Kingdom (England)

Cabot G.B. Limited	United Kingdom (England)

Cabot Plastics Limited	United Kingdom (England)

Cabot U.K. Limited	United Kingdom (England)

Cabot UK Holdings Limited	United Kingdom (England)

Cabot UK Holdings II Limited	United Kingdom (England)

Cabot UK Holdings III Limited	United Kingdom (England)

Cabot Performance Materials UK Limited	United Kingdom (England)

Cabot Specialty Fluids Limited	United Kingdom (Scotland)

Cabot Specialty Fluids North Sea Limited	United Kingdom (Scotland)

Norit (UK) Holding Limited	United Kingdom (Scotland)

Cabot Norit (UK) Limited	United Kingdom (Scotland)

Purton Carbons Limited	United Kingdom (Scotland)

Anglo Dutch Water Carbons Limited	United Kingdom (England)

Cabot Activated Carbon Holdings UK Limited	United Kingdom (England)

Cabot Activated Carbon UK Limited	United Kingdom (England)

Applied NanoStructured Solutions, LLC	Delaware, United States

BCB Company	Delaware, United States

Subsidiary	State/Jurisdiction of Incorporation

Cabot Asia Investments Corporation	Delaware, United States

Cabot Ceramics, Inc.	Delaware, United States

Cabot Corporation Foundation, Inc.	Massachusetts, United States

Cabot CSC LLC	Delaware, United States

Cabot Europe Limited	Delaware, United States

Cabot Holdings LLC	Delaware, United States

Cabot Insurance Co. Ltd. (Vermont)	Vermont, United States

Cabot International Limited	Delaware, United States

Cabot International Capital Corporation	Delaware, United States

Cabot International Services Corporation	Massachusetts, United States

Cabot Specialty Chemicals, Inc.	Delaware, United States

Cabot Specialty Fluids, Inc.	Delaware, United States

CDE Company	Delaware, United States

Energy Transport Limited LLC	Delaware, United States

Cabot US Finance LLC	Delaware, United States

Cabot US Investments LLC	Delaware, United States

Kawecki Chemicals, Inc.	Delaware, United States

Norit Americas Holding Inc.	Delaware, United States

Cabot Norit Americas, Inc.	Georgia, United States

Marshall Mine LLC	Delaware, United States

Cabot Activated Carbon LLC	Delaware, United States

Northeast Boulevard, LLC	Florida, United States

Representaciones 1, 2 y 3 C.A.	Venezuela

Valores Ramaai C.A.	Venezuela